Exhibit 1.1

SPHERIC TECHNOLOGIES, INC.

Minimum of 1,166,667 shares of common stock

and

Maximum of 1,333,334 shares of common stock

UNDERWRITING AGREEMENT

                            , 2009

Midtown Partners & Co., LLC

4218 West Linebaugh Avenue

Tampa, Florida 33624

Attention: Bruce Jordan

As Representative of the Several Underwriters

Gentlemen:

SPHERIC TECHNOLOGIES, INC., a Nevada corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I to this Agreement (the “Underwriters”) on a best efforts basis a minimum of 1,166,667 shares of the Company’s common stock $0.001 par value per share (the “Common Stock”) and a maximum of 1,333,334 shares of the Company’s Common Stock for whom Midtown Partners & Co., LLC is acting as the representative (the “Representative”). The Shares being offered are hereinafter referred to as (the “Shares”). The Shares are more fully described in the Registration Statement and Prospectus referred to below. The Company confirms its agreement with the Representative and the other several Underwriters as follows:

1. REGISTRATION STATEMENT AND PROSPECTUS.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations,” and together with said Act, the “Securities Act”), a registration statement on Form S-1 (File No. 33- ) and may have filed one or more amendments thereto, including in such registration statement and in certain amendments thereto a related preliminary prospectus for the registration under the Securities Act of the Shares. In addition, subject to the provisions of Section 4(e) hereof, the Company has filed or will promptly file a further amendment to such registration statement prior to the effectiveness of such registration statement, unless an amendment is not required pursuant to Rule 430A of the Rules and Regulations. As used in this Agreement, the term “Registration Statement” means such registration statement, including the Prospectus (as hereinafter defined), financial statements and schedules thereto, exhibits and other documents filed as part thereof, as amended when, and in the form in which, it is declared effective by the Commission, and, in the event any post-effective amendment thereto is filed thereafter and on or before the Closing Date (as hereinafter defined), shall also mean (from and after the date such post-effective amendment is effective under the Securities Act) such registration statement as so amended, provided that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations, which information (“Rule 430 Information”) shall be deemed to be included in such

Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Rules and Regulations; the term “Preliminary Prospectus” means each Prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Securities Act, the form of Prospectus omitting Rule 430A Information included in the Registration Statement when it becomes effective, if applicable (the “Rule 430A Prospectus”), and any prospectus filed by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Regulations; the term “Prospectus” means the final prospectus included as part of the Registration Statement, except that (i) if any prospectus (including any Preliminary Prospectus) which differs from the prospectus included in the Registration Statement is provided to the Representative for use in connection with the offering of the Shares (whether or not such differing prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the term “Prospectus” as used herein shall mean such differing prospectus from and after the date on which it shall have been first used, and (ii) in the event any supplement to or amendment of such prospectus is made after the date on which the Registration Statement is declared effective and on or prior to the Closing Date, the term “Prospectus” shall also mean (with respect to any supplement, from and after the date such supplement is first used or, with respect to any amendment, the date such amendment is effective under the Securities Act) such prospectus as so supplemented or amended; and the term “Effective Date” means (i) if the Company and the Representative have determined not to proceed pursuant to Rule 430A under the Securities Act, the date on which the Registration Statement becomes effective, or (ii) if the Company and the Representative have determined to proceed pursuant to Rule 430A under the Securities Act, the date of this Agreement.

2. AGREEMENTS TO SELL AND PURCHASE.

The Company agrees to issue and sell through you, as its exclusive sales agent, and upon the basis of the representations, warranties, covenants and agreements of the Company herein contained but subject to all the terms and conditions of this Agreement, you shall sell to the public on behalf of the Company, 1,166,667 Shares on a “best efforts all or none” basis and up to an additional 166,667 Shares on a “best efforts” basis at a purchase price of $6.00 per Share. The Company shall pay to you a commission of $0.48 for each Share sold. You shall use your best efforts to effect sales of such Shares for a period of ninety (90) days from the date hereof, subject to extension at your option for an additional ninety (90) days (the “Offering Period”).

If a minimum of 1,166,667 Shares have not been sold and the proceeds have not been placed in escrow with the Escrow Agent (as defined below) during the Offering Period and the NASDAQ Capital Market (“NASDAQ”) has not confirmed that the Shares will be listed on NASDAQ, this Agreement shall terminate at the expiration of such period and the Escrow Agent (as defined below) shall promptly refund to each person who has subscribed for any of the Shares the full amount paid by such person, without deduction and without interest, and neither party to this Agreement shall have any obligation to the other party hereunder, except as hereinafter provided. The Company and you shall make appropriate arrangements for the prompt deposit in escrow with Signature Bank (the “Escrow Agent”), of all monies received in payment for the Shares. All escrow fees and expenses shall be paid by the Company. The escrow agreement (the “Escrow Agreement”) shall make appropriate provision for refunds to subscribers for the Shares as set forth above and if at least 1,166,667 Shares are sold during the Offering Period and NASDAQ has confirmed that the Shares will be listed on NASDAQ, for payment to the Company by the Escrow Agent of an amount equal to the public offering price of the Shares less the amounts required to be paid to you pursuant to this Section 2.

The Underwriters will offer the Shares for sale at the initial public offering price set forth on the cover of the Prospectus.

3. DELIVERY AND PAYMENT.

Delivery of and payment for the Shares shall be made at the offices of Lehman & Eilen, 20283 State Road 7, Suite 300, Boca Raton, FL 33498 (or such other place as shall be mutually agreed upon) at such time and date established by you following notification by you of the sale during the Offering period of not less than 1,166,667 Shares and up to 1,333,334 Shares, the Company’s compliance with all of the covenants set forth in this Agreement, the receipt by the Escrow Agent of collected funds in payment of such Shares and the receipt of confirmation from NASDAQ that the Shares will be listed on NASDAQ (the “Closing Date”).

The Closing Date and the time and place of delivery of and payment for the Shares may be varied by agreement among the Representative and the Company. Delivery of certificates for the Shares (in definitive form and registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date, as the case may be, by written notice to the Company) shall be made to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer, certified or official bank check or checks payable in New York Clearing House funds to the order of the Company. The Company agrees to make a list of names of all individuals and entities that will be entered into the book entry system available for inspection at the offices of the Representative at least 24 hours prior to the Closing Date.

On the Closing Date, at the time of the delivery and payment for the Shares, the Company shall: cause the Escrow Agent to (i) pay to the Representative as a non-accountable expense allowance a sum equal to 3% of the gross proceeds of the offering by wire transfer, certified or official bank check or checks payable in New York Clearing House funds payable to the order of the Representative in accordance with instructions from the Representative; and (ii) issue, sell and deliver to the Representative or its designees warrants to purchase up to an aggregate of 58,334 Shares (if the minimum is sold) or 66,667 Shares (if the maximum is sold), for an aggregate purchase price of $10 (the “Representative’s Warrants”), substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock included in the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Warrant Shares.” The Representative’s Warrants will be exercisable at an initial exercise price of $9.00 per warrant at any time and from time to time, in whole or in part, during a four (4) year period commencing one (1) year following the Effective Date. In accordance with subparagraph (g) (1) of Rule 2710 of the NASD Rules, the Representative’s Warrants shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the public offering, except as provided in subparagraph (g)(2) of Rule 2710 of the NASD Rules.

4. COVENANTS AND AGREEMENTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will notify the Representative promptly by telephone and (if requested by the Representative) will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) if Rule 430A under the Securities Act is used, or the Prospectus is otherwise required to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act, (3) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (4) of the issuance by the Commission of any stop order (“Stop Order”) suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, or refusing to permit the effectiveness of the Registration Statement, or the initiation of any proceedings for any of those purposes, (5) of the happening of any event during the period mentioned in paragraph (f) below which in the reasonable judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, and (6) of the receipt of any comments from the Commission or the Blue Sky or securities authorities of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto. The Company will use its best efforts to prevent the issuance of any Stop Order by the Commission or any notification from the Blue Sky or securities authorities of any jurisdiction suspending the qualification or registration of the Shares or shares of Common Stock issuable upon exercise of the Warrants (the Shares together with the Representative’s Warrant Shares, the “Securities”) for sale in such jurisdictions, and if at any time the Commission shall issue any Stop Order, or if the Blue Sky or securities authorities of any jurisdiction shall issue notification suspending the qualification or registration of the Securities, the Company will make every reasonable effort to obtain the withdrawal of such Stop Order or notification at the earliest possible moment. The Company will promptly advise the Representative of its receipt of any notification with respect to the suspension of the qualification or registration of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any action or proceeding for such purpose. The Company will use its best efforts to effectuate the listing of its shares on the NASDAQ.

(b) Prior to any public offering of the Shares by the Underwriters, the Company will endeavor in good faith, in cooperation with the Representative and its counsel, to register or qualify the Securities for offer or sale, as may be required under the Blue Sky or securities laws, rules or regulations of such jurisdictions as the Representative may request; provided that in no event shall the Company be obligated to register or qualify to do business as a foreign corporation in any jurisdiction where it is not now so registered or qualified or to take any action which would subject it to general service of process, or to taxation as a foreign corporation doing business, in any jurisdiction where it is not now so subject. The Company will pay all fees and expenses relating to the registration or qualification of the Securities under such Blue Sky or securities laws of such jurisdictions as the Representative may designate (including legal fees of counsel for the registration or qualification of the Securities, and in all cases, all disbursements and expenses incurred by such counsel in connection therewith). After registration, qualification or exemption of the Securities for offer and sale, in such jurisdictions, and for as long as any offering pursuant to this Agreement continues, the Company, at the Representative’s request, will file and make such statements or reports, and pay the fees applicable thereto, at such times as are or may be required by the laws, rules or regulations of such jurisdictions in order to maintain and continue in full force and effect the registration, qualification or exemption for offer or sale of the Securities, in such jurisdictions. After the termination of the offering contemplated hereby, and as long as any of the Securities are outstanding, the Company will file and make, and pay all fees applicable thereto, such statements and reports and renewals of registration as are or may be required by the laws, rules or regulations of such jurisdictions to maintain and continue in full force and effect the registration, qualification or exemption for secondary market transactions in the Shares in the various jurisdictions in which the Shares were originally registered, qualified or exempted for offer or sale.

(c) The Company will furnish to the Representative and its counsel, without charge, two copies (one of which shall be manually signed) of the Registration Statement as originally filed on Form S-1 and of any amendments (including post-effective amendments thereto), including financial statements and schedules, if any, and all consents, certificates and exhibits (including those incorporated therein by reference to the extent not previously furnished to the Representative), heretofore or hereafter made, signed by or on behalf of its officers whose signatures are required thereon and a majority of its board of directors, and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters a copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, if any, but without exhibits.

(d) The Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act. Upon such effectiveness, if the Company and the Representative have determined not to proceed pursuant to Rule 430A under the Securities Act, the Company will timely file a Prospectus pursuant to, and in conformity with, Rule 424(b), if required, and if the Company and the Representative have determined to proceed pursuant to Rule 430A under the Securities Act, the Company will timely file a Prospectus pursuant to, and in conformity with, Rules 424(b) and 430A under the Securities Act.

(e) The Company will give the Representative and its counsel advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether before or after the effective date of the Registration Statement, and will not file any such amendment or supplement unless the Company shall have first delivered copies of such amendment or supplement to the Representative and its counsel and the Representative and its counsel shall have given consent to the filing of such amendment or supplement, which consent shall not be unreasonably withheld. Any such amendment or supplement shall comply with the Securities Act.

(f) From and after the Effective Date, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Representative should be set forth in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

(g) The Company will promptly pay all expenses in connection with (1) the preparation, printing, filing, distribution and mailing (including, without limitation, express delivery service) of the Registration Statement, each Preliminary Prospectus, the Prospectus, and the preliminary and final forms of Blue Sky memoranda (if any); (2) the issuance and delivery of the Shares; (3) the fees and expenses of legal counsel and independent accountants for the Company relating to, among other things, opinions of counsel, audits, review of unaudited financial statements and cold comfort review; (4) the fees and expenses of any registrar, transfer agent for the Shares; (5) the printing, filing, distribution and mailing (including, without limitation, express delivery service) of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, and the Underwriters’ Questionnaire; (6) furnishing such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold; (7) any fees with respect to filings required to be made by the Underwriters with FINRA; and (8) the expenses of tombstone advertisements, due diligence meetings and lucite cubes. The Company will also pay all expenses in connection with the Company’s application to list the Shares on the NASDAQ Capital Market (“NASDAQ”). The registration and other fees and expenses incurred by the Representative’s counsel related to compliance with the Securities Act, state blue sky laws and FINRA shall be paid by the Company; provided, however that such expenses shall not exceed $20,000. In addition, the Company hereby agrees to pay to the Representative a non-accountable expense allowance set forth in Section 3 above.

(h) On the Closing Date, the Company shall sell to the Representative (or its designees), Representative’s Warrants described in Section 3 above.

(i) If (I) this Agreement (a) shall not become effective, or (b) if the Representative terminates this Agreement, in either case due to a breach or non-fulfillment of obligations of Section 7 hereof by the Company, which shall include a breach of the representations and warranties of the Company contained in this Agreement, or for the failure of the Company to perform any of the covenants contained in this Agreement or (II) if the Company elects to terminate this Agreement pursuant to Section 8 hereof, the Company will reimburse the several Underwriters for their out-of-pocket expenses (including fees and expenses of counsel to the Representative) reasonably incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares limited to an aggregate amount of fifty thousand dollars ($50,000) in total.

(j) Until ninety (90) days after the Effective Date, without the prior written consent of the Representative, the Company will not offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any securities of the Company, except as provided for and as contemplated by this Agreement.

(k) On or prior to the Closing Date, the Company shall obtain from each of Joe Hines and Michael Kirksey his enforceable written agreement, in form and substance satisfactory to counsel to the Representative, that for a period of one year after the Closing Date (or any longer period required by any jurisdiction in which the offer and sale of the Shares is to be registered or qualified), he will not offer for sale, sell, contract to sell, assign, pledge, transfer, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any securities of the Company (including without limitation any shares of Common Stock), owned by him as of the Closing Date without the prior written consent of the Company (the “Offering Restrictions”) and the Company agrees not to release such persons from the restrictions without prior written consent of the Representative. In addition, the Company will instruct the transfer agent accordingly and the certificates representing these securities will bear a legend to the foregoing effect.

(l) The Company has reserved and shall continue to reserve and keep available the maximum number of shares of its authorized but unissued Common Stock and other securities for issuance upon exercise of the Representative’s Warrants.

(m) For a period of five (5) years after the date of this Agreement, the Company shall:

(i) retain Farber, Hass Hurley LLP or another nationally recognized firm of independent public accountants, as its auditors, and at its own expense, shall cause such independent certified public accountant to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters of each fiscal year prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly reports and the mailing of quarterly financial information to its stockholders, provided this shall not require the inclusion of such a review report in the Company’s quarterly filings.

(ii) cause the Company’s Board of Directors to meet not less frequently than quarterly, upon proper notice, and cause an agenda and minutes of the preceding meeting to be distributed to directors prior to each such meeting;

(iii) distribute to its security holders, within 120 days after the end of each fiscal year, an annual report (containing certified financial statements) prepared in accordance with, and satisfying the substantive disclosure requirements of Rule 14a-3(b) of Regulation 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended; and

(iv) appoint a transfer agent for the Common Stock, acceptable to the Representative.

(n) For a period of five (5) years after the date of this Agreement, the Company shall furnish each of the Underwriters without charge, the following:

(i) within ninety (90) days after the end of each fiscal year, financial statements certified by the independent certified public accountants referred to in Section 4(m)(i) above, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, in each case for the Company and its then existing subsidiaries (if any), with, supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the twelve (12) months then ended, accompanied by a copy of the certificate or report thereon of such independent certified public accountants;

(ii) (x) for so long as the Company is a reporting company under any of Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), promptly after filing with the Commission, copies of all reports and proxy soliciting material which the Company is required to file under the Exchange Act, or (y) at such times as the Company is not a reporting company under the aforesaid provisions of the Exchange Act, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, financial statements of the Company, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows as at the end of, or for each such fiscal quarter and the comparable period of the preceding year, which statements need not be audited.

(iii) as soon as practicable after they have first been distributed to stockholders of the Company, copies of each annual and interim financial or other report or communication sent by the

Company to its stockholders (except to the extent duplicative of information pursuant to any other clause of this Section 4(n));

(iv) as soon as practicable following release or other dissemination, copies of every press release and every material news item and article in respect of the Company or its affairs and released or otherwise disseminated by the Company;

(v) promptly following receipt thereof, copies of the Company’s daily transfer sheets prepared by the Company’s transfer agent and a list of stockholders; and

(vi) such additional documents and information with respect to the Company and its affairs and the affairs of its subsidiaries, if any, as the Representative may from time to time reasonably request.

(o) On or prior to the Effective Date, the Company will have confirmed the listing of the Shares on NASDAQ, subject only to notice of issuance and the registration of such securities under the Exchange Act. For a period of five (5) years from the date of this Agreement, the Company agrees, at its sole cost and expense, to take all necessary and appropriate action such that its securities continue to be listed on the NASDAQ, provided that the Company otherwise complies with the prevailing requirements of the NASDAQ.

(p) Within sixty (60) days of the Closing Date, the Company shall prepare and deliver (at its own cost and expense) to the Representative one velobinder and to counsel to the Representative three velobinders containing copies of all documents and correspondence filed with, or received from, the Commission, FINRA and the NASDAQ relating to the offering of the Shares and the closing thereof, including related matters.

(q) For a period of six (6) months from the Closing Date, the Company will maintain a current prospectus satisfying the requirements of Section 10(a)(3) of the Securities Act and, in connection therewith, expeditiously file with the Commission, at its own expense, any post-effective amendments to the Registration Statement which may be required and cause such post-effective amendments to become effective in compliance with the Securities Act, without lapse of time between the effectiveness of any such post-effective amendments, and cause a copy of the Prospectus, as then amended or supplemented, and furnish to each Underwriter and dealer as many copies of each such Prospectus as such Underwriter or dealer may reasonably request.

(r) The Company will make generally available to its security holders and deliver to the Representative as soon as it is practicable to do so, but in no event later than ninety days after the end of its first four (4) full fiscal quarters following the effective date of the Registration Statement occurs, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months commencing after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Securities Act.

(s) The Company will, promptly upon the Representative’s request, prepare and file with the Commission any amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus and take any other action, which in the reasonable opinion of Lehman & Eilen LLP, counsel to the Representative, may be reasonably necessary or advisable in connection with the distribution of the Shares, and will use its best efforts to cause the same to become effective as promptly as possible.

(t) The Company will furnish to the Representative as early as practicable prior to the Closing Date, but no less than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been reviewed by the Company’s independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(d) hereof.

(u) The Company will apply the net proceeds from the issuance and sale of the securities for the purposes and in the manner set forth under the caption “Use of Proceeds” in the Prospectus, and will file on a timely basis such reports with the Commission with respect to the sale of the securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Securities Act. The Company will operate its business in such a manner and, pending application of the net proceeds of the offering for the purposes and in the manner set forth under the caption “Use of Proceeds” in the Prospectus, will invest such net proceeds in certain types of securities so as not to become an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) The Company has filed a registration statement on Form 8-A covering the Shares, pursuant to Section 12(b) of the Exchange Act and will use its best efforts to cause said registration statement to become effective on the Effective Date. The Company will comply with all registration, filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company. The Company shall comply with the provisions of all undertakings contained in the Registration Statement.

(w) Prior to the Closing Date, the Company shall neither issue any press release or other communication, directly or indirectly, nor hold any press conference with respect to the offering of the securities of the Company or its business, results of operations, condition (financial or otherwise), property, assets, liabilities or prospects, without the prior written consent of the Representative.

(x) For a period of ninety (90) days after the date hereof, the Company will not, directly or indirectly, take any action designed, or which will constitute or which might reasonably be expected to cause or result in, stabilization or manipulation of the market price of the Shares.

(y) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to cash and cash equivalents is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for cash and cash equivalents is compared with the existing cash and cash equivalents at reasonable intervals and appropriate action is taken with respect to any differences.

(z) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K involving the Company and any person referred to in said Item 404, except as required to be described in the Prospectus and as so described.

(aa) For a period of six months from the Closing Date, the Company will not grant any person or entity registration rights with respect to any of its securities, except such rights as are pari passu to the registration rights contained in the Representative’s Warrants and registered or qualified for sale under the Blue Sky or state securities law, rules or regulations of the jurisdictions in which such securities are to be offered for sale.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Underwriter that:

(a) When the Registration Statement becomes effective, and at all times subsequent thereto to and including the Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the prospectus) will contain all statements which are required to be stated therein in accordance with the Securities Act, will comply with the Securities Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Securities Act, will comply with the Securities Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as such statements are corrected in subsequent Preliminary Prospectus filing); except that no representation or warranty is made in this Section 5(a) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representative expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any amendment or supplement thereto.

(b) Neither the Commission nor the Blue Sky or securities authorities of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares or Representative’s Warrants, nor has the Commission or any of such authorities instituted or threatened to institute any proceedings with respect to such an order.

(c) The Company is a corporation duly incorporated and validly existing in good standing under the laws of Nevada, its jurisdiction of incorporation. The Company has full corporate power and authority and has obtained all material consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and has made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on its business in the manner described in the Prospectus. All such consents, authorizations, approvals, orders, licenses, certificates, declarations, permits and filings are in full force and effect and the Company is in all material respects complying therewith. The Company is duly registered or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not individually or in aggregate, either (i) have a material adverse effect on the condition (financial or otherwise), results of operations, business, property, assets or liabilities of the Company from the latest information set forth in the Registration Statement or the Prospectus, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or (iii) result in the delisting of Shares from the NASDAQ (the occurrence of such effect or such prevention described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”).

(d) The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Common Stock par value $0.001 per shares of which 4,842,850 shares are outstanding, and five million (5,000,000) shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”), of which no shares are outstanding. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as disclosed in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company.

(e) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles and are prepared in accordance with the books and records of the Company. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and within the meaning of the Securities Act. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. Except as disclosed in the Prospectus, there has at no time been a material adverse change in the condition (financial or otherwise), results of operations, business, property, assets or liabilities of the Company from the latest information set forth in the Registration Statement or the Prospectus (a “Material Adverse Change”).

(f) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to the Company’s knowledge, threatened (or any basis therefore known to the Company), with respect to the Company, its operations, business, property or assets, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect upon the operations, business, property, assets or condition (financial or otherwise) of the Company. The Company is not in violation of, or in default with respect to, any material law, rule, regulation, order judgment, or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have material adverse effect upon the operations, business, property, assets, condition (financial or otherwise) of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

(g) The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, mortgages and other encumbrances (except as may be required to be disclosed in the Prospectus). The properties held under lease by the Company are held by it under valid and enforceable leases and the interests of the Company in such leases are free and clear of all liens, encumbrances and defects, except as disclosed in the Prospectus, and the Company is in full compliance with all material terms and conditions thereunder and such leases are in full force and effect. No real property owned, leased, licensed or used by the Company is situated in an area which is, or to the knowledge of the Company, will be, subject to zoning, use, or building code restrictions which would prohibit (and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent) the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates any of them contemplate conducting.

(h) Neither the Company nor any other party is now in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding which is material to the Company, and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full force and is the legal, valid and binding obligation of the Company, and to the knowledge of the Company, of the other contracting party and is enforceable as to the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance. The Company is not a party to nor bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or is expected in the future to have a material adverse effect on the condition (financial or otherwise), results of operations, business, property, assets or liabilities of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-laws.

(i) Except as disclosed in the Prospectus, the Company does not own or have any licensed rights to, in or under any patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how or other intangible properties or assets (all of the foregoing being herein called “Intangibles”) that are material to the business of the Company. Except as disclosed in the Prospectus, there is no right under any Intangibles of the Company necessary to the business of the Company as presently conducted or as proposed to be conducted as indicated in the Prospectus. The Company has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the

Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the condition (financial or otherwise), results of operations, business, property, assets or liabilities of the Company.

(j) None of the Company, any director or officer of the Company, or to the knowledge of the Company, any agent, employee, or other person authorized to act on behalf of the Company has, directly or indirectly: used any corporate funds of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of the Company; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, as relates to the business of the Company; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment in connection with the business of the Company.

(k) Any material contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein in all material respects. Any material contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform under the terms and conditions of this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and assuming the valid execution thereof by the other parties thereto, is a legal, valid, and binding agreement of the Company, and is enforceable as to the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance. Each of the Representative’s Warrants has been duly authorized by the Company and, when executed, issued and delivered by the Company and paid for by the Underwriters or the Representative (or its executive officers), as the case may be, in accordance with the provisions of the Representative’s Warrants, as the case may be, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance. No consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agent, board or other body is required for the execution, delivery or performance by the Company of this Agreement, or the Representative’s Warrants (except filings with and orders of the Commission pursuant to the Securities Act which have been or will be made or obtained prior to the Closing Date, and such filings, consents or permits as are required under Blue Sky or securities laws in connection with the transactions contemplated by this Agreement). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, or to which any of its property or assets are subject, is required for the execution, delivery or performance of this Agreement or the Representative’s Warrants (except as described in the exhibits to the Registration Statement); and the execution, delivery and performance of this Agreement and the Representative’s Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of, any lien, security interest, pledge, charge, or other encumbrance upon any of the material property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material property or assets of the Company is subject or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a material breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which any of its operations, businesses, properties or assets are subject.

(m) The Shares are validly authorized. The Shares, when issued, paid for and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Underwriters will receive good title to the Securities purchased by them, upon payment of the purchase price therefor in accordance with the provisions of this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements and voting trusts (collectively, “Encumbrances”). The Representative (or its executive officers or its designees) will receive good title to the Representative’s Warrants purchased by them, upon payment of the purchase price thereof in accordance with the provisions of this Agreement, free and clear of all Encumbrances.

(n) The Representative’s Warrant Shares are duly authorized and reserved for issuance and, when issued, paid for and delivered upon exercise of the Representative’s Warrants in accordance with the provisions of the Representative’s Warrants will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Representative’s Warrant Shares will receive good title to them, free and clear of all Encumbrances.

(o) The Shares and the Representative’s Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise may be stated therein, (i) the Company has not entered into any transaction or incurred any liability or obligation, contingent or otherwise, which is material to the Company, except in the ordinary course of business, (ii) there has not been any change in the outstanding capital stock of the Company or any issuance of options, warrants or rights to purchase the capital stock of the Company or any material increase in the long-term debt of the Company or any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company, (iii) no loss or damage (whether or not insured) to the properties of the Company have been sustained which is material to the Company, (iv) the Company has not paid or declared any dividend or other distribution with respect to its capital stock, and (v) there has not been any change, contingent or otherwise, in the direct or indirect control of the Company nor, to the knowledge of the Company, do there exist any circumstances which would likely result in such a change.

(q) Neither the Company nor any of its officers, directors or Affiliates (as defined in Rule 405 of the Rules and Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization, or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

(r) The Company has not incurred, directly or indirectly, any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the offering of the Shares contemplated by this Agreement.

(s) The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act.

(t) The Offering Restrictions are in full force and effect and certificates representing the Securities subject to such restrictions bear an appropriate legend.

(u) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement who has not waived such right.

(v) The Company has filed all federal, state and local tax returns required to be filed (or has obtained extensions therefor) and has paid all taxes shown on such returns and all assessments received by it to the extent that payment has become due. The Company has made adequate accruals for all taxes which may be owed by it, but have not been paid.

(w) The Company has adequately insured its properties against loss or damage by fire, maintains adequate insurance against liability for negligence and maintains such other insurance in such amounts as is usually maintained by companies engaged in the same or similar businesses, including product liability insurance.

6. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any investigation, litigation or proceeding, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the Blue Sky or securities laws thereof (or the rules and regulations promulgated thereunder) or filed with the Commission or any securities exchange or automated quotation system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representative for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any investigation is initiated or action is brought against an Underwriter or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of an Underwriter (each, an “Indemnified or Indemnifying Party” and collectively “Indemnified Parties”) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Indemnified Party or Indemnified Parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have pursuant to this Section 6(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party or Indemnified Parties) and payment of expenses. Such Indemnified Party or Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties, unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party or Indemnified Parties to have charge of the defense of such action or such Indemnified Party or Indemnified Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to the Company, in any of which events such reasonable fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Indemnified Parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Underwriters in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter through the Representative expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this Section 6(b) shall be limited to the amount which represents the product of the number of Shares underwritten by such Underwriter, hereunder and the underwriting discount per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the public offering price, the amounts of the selling concession and re-allowance set forth in the Prospectus, the information in the first and seventh paragraph under “Underwriting” and the risk factor “The Underwriter has limited experience in conducting public equity offerings” constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based upon any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 6(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Indemnified Parties, by the provisions of Section 6(a).

(c) To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 6(a) or 6(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified Party or Indemnifying Party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriters in the aggregate (including for this purpose any contribution by or on behalf of an Indemnified Party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price of such securities set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion, provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Underwriters and the other Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of Shares underwritten by it as compared to the number of Shares underwritten by all Underwriters. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6(c). Anything in this Section 6(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

7. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of each Underwriter hereunder are subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Representative, as of the date hereof, as of the Closing Date, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) Notification that the Registration Statement has become effective shall be received by the Representative not later than 6:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

(b) The Commission shall not have issued a Stop Order and no Blue Sky or securities authority of any jurisdiction shall have issued an order suspending the registration or qualification of the Securities, and no proceedings for such purpose shall have been instituted or shall be pending, or to the knowledge of the Company, be threatened or contemplated by the Commission or the Blue Sky or securities authorities of any such jurisdiction.

(c) The Representative shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Representative from Quarles & Brady LLP, counsel to the Company, to the effect that:

(i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of Nevada, its jurisdiction of incorporation, with full corporate power and authority to own its property and conduct its business in the manner described in the Prospectus. To the knowledge of such counsel, the Company has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and has made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its property and assets and to carry on the business in the manner described in the Prospectus. The Company is duly registered or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business requires such registration or qualification, except where the failure to so qualify would not have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company. The Company has no subsidiaries.

(ii) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 4,842,850 shares are outstanding, and 5,000,000 shares of Preferred Stock, of which no shares are outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as disclosed in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company.

(iii) To the knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, business, property or assets, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

(iv) Except as disclosed in the Prospectus, neither the Company nor to the knowledge of such counsel, any other party, is now in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding known to such counsel which is material to the Company, and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full and force and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance.

(v) The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation or By-laws.

(vi) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding agreement of the Company, enforceable as to the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance, and except as the enforceability of the indemnification and contribution provisions of this Agreement may be limited under applicable securities laws. The Representative’s Warrants have been duly authorized by the Company and, when executed, issued and delivered by the Company and paid for by the Underwriters in accordance with the provisions of this Agreement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles affecting the availability of remedies in the nature of specific performance.

(vii) All legally required proceedings in connection with the authorization, issue and sale of the Shares by the Company in accordance with the provisions of this Agreement have been taken, and no material consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agency, board, bureau or other body is required for the execution, delivery or performance by the Company of this Agreement or each of the Representative’s Warrants (except filings with and orders of the Commission pursuant to the

Securities Act which have been made or received and matters under Blue Sky or state securities laws, rules or regulations, as to which such counsel need not express an opinion).

(viii) No consent of any party to any material contract, agreement, instrument, lease or license, or arrangement or understanding known to such counsel, to which the Company is a party, or to which any of its property or assets are subject, is required for the execution, delivery or performance of this Agreement or the Representative’s Warrants (except as set forth in the exhibits to the Registration Statement); and the execution, delivery and performance of this Agreement and each of the Representative’s Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of any lien, security interest, pledge, charge or other encumbrance upon any of the material property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material property or assets of the Company is subject, known to such counsel, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which any of its operations, business, property or assets are subject.

(ix) The Shares are validly authorized. Upon payment of the purchase price thereunder in accordance with the provisions of this Agreement, the Representative’s Warrants will be duly delivered. The Shares, when issued, paid for and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. Upon payment of the purchase price therefor in accordance with the provisions of this Agreement, the Underwriters will receive good title to the Shares purchased by them from the Company, free and clear of all Encumbrances, and the Representative (and its executive officers) will receive good title to the Representative’s Warrants purchased by them from the Company, free and clear of all Encumbrances.

(x) The Representative’s Warrant Shares are validly authorized and have been duly and validly reserved for issuance, and when issued, paid for and delivered upon exercise of the Representative’s Warrants in accordance with the provisions of the Representative’s Warrants will be validly authorized, validly issued, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders, and the holders of the Representative’s Warrant Shares will receive good title to them, free and clear of all Encumbrances.

(xi) The Shares and the Representative’s Warrants conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

(xii) To the knowledge of such counsel, any material contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. To the knowledge of such counsel, any material contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

(xiii) To the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement who has not waived such right.

(xiv) The Company is not an “investment company” by reason of its assets and operations as defined in Section 3(a) of the Investment Company Act.

(xv) To the knowledge of such counsel, none of the Securities issued by the Company prior to the date hereof has been offered and sold by the Company in violation of the Securities Act or applicable Blue Sky or state securities laws or rules or regulations. All shares of Common Stock outstanding as of the date hereof have been duly authorized and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights of stockholders.

(xvi) The statements in the Prospectus under captions “Prospectus Summary”, “Description of Business”, Risk Factors”, “Description of Property”, “Use of Proceeds”, “Management”, “Legal Proceedings”, “Executive Compensation”, “Transactions with Related Persons, Promoters and Certain Control Persons”, and “Description of Securities” have been reviewed by such counsel and insofar as such statements refer to descriptions of agreements, instruments or leases, summarize the status of litigation or other proceedings, or the provisions of orders, judgments or decrees, or constitute statements of law, descriptions of statutes, rules or regulations, or conclusions of law, such statements fairly present the information called for and are accurate and complete in all material respects.

(xvii) The Registration Statement has become effective under the Securities Act, and to the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened. NASDAQ has confirmed that the Shares will be listed on NASDAQ on the Closing Date.

(xviii) The Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto (except for the financial statements and the notes and schedules related thereto, and other financial information and statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Securities Act.

(xix) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto, and in the course thereof participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is riot passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any amendment or supplement thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or such amendment became effective or the Prospectus as of its date of any amendment or supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements, and the notes and schedules related thereto, and other financial information and statistical data included in the Registration Statement or Prospectus).

(xx) To the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the General Corporation Law of the State of Nevada, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon opinion or opinions of local counsel (in form and substance satisfactory to counsel for the Representative) acceptable to counsel for the Representative, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Representative.

(d) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Farber Hass Hurley LLP, independent registered public accounting firm for the Company, addressed to you, and in form and substance satisfactory to you, to the effect that:

(i) Such accountants are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and no information need be supplied with respect to them in answer to Item 10 of Form S-1.

(ii) In their opinion, the financial statements and related notes of the Company examined by them, at all dates and for all periods referred to in their report therein, and included in the Registration Statement and the Prospectus on their authority as experts comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations of the Commission promulgated thereunder.

(iii) On the basis of limited procedures not constituting an audit, including a reading of the latest available unaudited interim financial statements of the Company and the financial data and accounting records of the Company, inquiries of officials of the Company and others responsible for financial and accounting matters, a reading of the minute books of the Company, including without limitation the minutes (if any) of meetings or consents in lieu of meetings of the shareholders and of the Board of Directors (and any committees thereof) of the Company, and other specified procedures and inquiries requested by you, if any, nothing has come to their attention which causes them to believe that:

(A) except as disclosed in or contemplated by the Registration Statement and the Prospectus, during the period from the date of the last audited balance sheet of the Company included in the Registration Statement and Prospectus to a specified date not more than five (5) days prior to the date of such letter, there were no any decreases, as compared with the corresponding period of the preceding year, in net sales, earnings from operations, the total or per share amounts of net earnings, or the weighted average number of shares outstanding and no increases in cost of goods sold, operating, selling, general and administrative expenses;

(B) except as disclosed in or contemplated by the Registration Statement and the Prospectus, during the period from the date of the last audited balance sheet of the Company included in the Registration Statement and Prospectus to a specified date not more than five (5) days prior to the date of such letter, there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or in exchange therefore, or any increase in the long-term debt of the Company or any decrease in the net current assets or net assets of the Company as compared with the amounts shown on the last audited balance sheet of the Company, included in the Registration Statement and the Prospectus (other than in the ordinary course of business); and

(C) On the basis of their examinations referred to in their report and consent included in the Registration Statement and Prospectus and the indicated procedures and inquiries referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and related notes and schedules of the Company included in the Registration Statement and Prospectus do not present fairly the financial position and results of operations of the Company, as at the dates and for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.

(iv) In addition to their examination referred to in their report included in the Registration Statement and the Prospectus and the inquiries and limited procedures referred to in clause (iii) of this Section 7(d), they have performed other procedures, not constituting an audit, with respect to certain numerical data, percentages, dollar amounts and other financial information appearing in the Registration Statement and the Prospectus, which are derived from the general accounting records of the Company, and have compared certain of such data and information with the accounting records of the Company and found them to be in agreement.

(v) Such other matters as you may have reasonably requested.

(e) The representations and warranties of the Company in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Date and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) The Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) There shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change in the business, property, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company, except changes which the Registration Statement and the Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business, except as disclosed in the Registration Statement and the Prospectus.

(h) No action, suit or proceeding, at law or in equity, shall be pending or, to the knowledge of the Company, threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would have a materially adverse effect on the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

(i) The Representative shall have received an officers’ certificate, dated as of the Closing Date, signed by each of the President and chief financial officer of the Company and in form and substance satisfactory to the Representative, to the effect set forth in Sections 7(a), (b), (e), (f), (g) and (h).

(j) FINRA, upon review of the terms of the public offering of the Shares, shall have indicated that it has no objections to the underwriting arrangements pertaining to the sale of the Shares and the participation by the Underwriters in such sale.

(k) Prior to or on the Closing Date, the Company shall have delivered to the Representative executed copies of the agreements related to the Offering Restrictions.

(l) Subsequent to the date hereof, there shall not have occurred any change, or any development affecting particularly the business or financial affairs of the Company which, in your opinion as Representative of the several Underwriters, would materially and adversely affect the market for the Shares.

(m) Subsequent to the date hereof, no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or have been removed or discharged.

(n) The Company shall furnish the Representative with such further certificates and documents as the Representative or its counsel shall have reasonably requested. All opinions, certificates, letters and other documents required by this Section 7 to be delivered to the Representative by the Company will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and its counsel. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

(o) A minimum of 1,166,667 Shares shall have been sold and the proceeds thereof placed in escrow with the Escrow Agent during the Offering Period and NASDAQ shall have confirmed during the Offering Period that the Shares will be listed on NASDAQ.

8. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

(a) The Representative and the Company agree that unless a minimum of 1,166,667 Shares are subscribed to and the proceeds thereof are placed in with the Escrow Agent on or prior to the termination of the Offering Period and on or prior to the termination of the Offering Period, NASDAQ has confirmed that on the Closing Date, the Shares will be listed on NASDAQ, this Agreement will terminate. In such event all proceeds that have been paid for Shares will be returned to investors. This Agreement shall become effective at 9:30 a.m., New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriters of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by the Representative for offering by the Underwriters and dealers by letter or telegram, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 8, by giving the notice indicated in Section 8(c) before the time this Agreement becomes effective.

(b) In addition to the right to terminate this Agreement pursuant to Sections 7 hereof by reason of the Company’s failure, refusal or inability to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder prior to the Closing Date the Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company, if the Company shall have sustained a material loss or material adverse interference with its business or properties from fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, of such a character as to have a material adverse effect with the conduct of the business and operations of the Company; or if there shall have been a general suspension of, trading in securities on the New York Stock Exchange, the NASDAQ or in the over-the-counter market; or if a banking moratorium has been declared by a state or federal authority; or if there shall have been an outbreak of major hostilities between the United States and any foreign power, or any other insurrection, armed conflict or national calamity, which in the judgment of a majority-in-interest of the underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares.

(c) If the Representative elects to prevent this Agreement from becoming effective as provided in this Section 8, or to terminate this Agreement pursuant to Section 7 or this Section 8, the Representative shall notify the Company promptly by telephone, telecopier, telex, or telegram, confirmed by letter. If, as so provided in this Section 8, the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Representative promptly by telephone, telecopier, telex, or telegram, confirmed by letter.

(d) Anything in this Agreement to the contrary notwithstanding other than Section 8(e), if (I) this Agreement (a) shall not become effective, or (b) if the Representative terminates this Agreement, in either case due to a breach or non-fulfillment of obligations of Section 7 hereof by the Company, which shall include a breach of the representations and warranties of the Company contained in this Agreement, or for the failure of the Company to perform any of the covenants contained in this Agreement or (II) if the Company elects to terminate this Agreement pursuant to Section 8 hereof, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to Section 4(g) and 4(i), will be to reimburse the Underwriters for such out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares; and upon demand the Company agrees to pay promptly the full amount thereof to the Underwriters, provided that, such reimbursement amount shall be limited to an aggregate amount of fifty thousand dollars ($50,000) in total; and provided further, that the $25,000 advance payment that the Underwriter received for out-of pocket expenses to be incurred in connection with the offering will be returned to the Company to the extent of any out-of pocket expenses not actually incurred by the Underwriter; in all other instances that this Agreement shall not become effective or shall be terminated or otherwise not be carried out within the time specified herein, each of the parties shall be responsible for their own out-of-pocket expenses (including the reasonable fees and disbursements of their own counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares.

(e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 4(b), 4(g), 4(i), 6, and 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. MISCELLANEOUS.

(a) Notices required to be in writing shall be mailed or delivered (i) to the Company at its office at Spheric Technologies, Inc., 4708 East Van Buren Street, Phoenix, Arizona 85008, with copies to Quarles & Brady LLP, One Renaissance Square, Two North Central Avenue, Phoenix, Arizona 85004, Attention: Christian J. Hoffmann, III, Esq. or (ii) to the Representative or Underwriters, at the office of Midtown Partners & Co., LLC, 4218 West Linebaugh Avenue, Tampa, Florida 33624 Attention: Bruce Jordan with copies to Lehman & Eilen LLP, 20283 State Road 7, Suite 300, Boca Raton, FL 33498 Attention: Hank Gracin, Esq., and shall be deemed given when received. Any notice not required to be in writing, may be made by telex, telecopier or telephone and shall be deemed given at the time the telex, or telecopied communication is received or the telephone call is made, but if so made shall be subsequently confirmed in writing.

(b) The covenants, agreements, representations and warranties of the Company, and the indemnity and contribution agreements, contained in Sections 4, 5 and 6 of this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling persons of any Underwriter or the Company and will survive acceptance of and payment for any of the Shares and the termination of this Agreement.

(c) This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and the controlling persons, directors and officers referred to in Section 6 hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applicable to contracts made and to be performed entirely with such State, without regard to conflict of laws provisions thereof.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Representative.

SPHERIC TECHNOLOGIES, INC.

By:
Name:
Title:

Confirmed, as of the date first above mentioned.

MIDTOWN PARTNERS & CO., LLC

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement, dated                             , 2009

Underwriter